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CUSIP No. 141834 10 1                                               Page 7 of 17



EXHIBIT A

                        NON-NEGOTIABLE AND NON-ASSIGNABLE
                                 PROMISSORY NOTE

$500,000.00                                                       MARCH 31, 1998
                                                                ATLANTA, GEORGIA

       FOR VALUE RECEIVED, the undersigned, RONALD G. FARRELL, a Georgia resident (the "Borrower"), promises to pay to CARIBBEAN CIGAR COMPANY, a Florida corporation (herein the "Lender"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), together with interest on the outstanding principal balance of this Note, on October 1, 1999 (the "Maturity Date"). Such interest shall accrue at eight and one-half percent (8.5%) per annum, but shall not be payable until the Maturity Date.

       The principal hereof and interest hereon shall be payable in lawful money of the United States of America, at the Lender's principal office in Miami, Florida or at such other place as the Lender may designate in writing to the Borrower. The Borrower may prepay this Note in full or in part at any time without notice, penalty, prepayment fee, or payment of unearned interest. All payments hereunder received from the Borrower by the Lender shall be applied first to interest to the extent then accrued and then to principal, with prepayments of principal being applied in inverse order of maturity.

       This Note is secured by a Stock Pledge Agreement between Borrower and Lender of even date herewith (the "Stock Pledge Agreement"), granting to the Lender a security interest in 1,250,000 shares of the common stock of the Lender owned by Borrower.

       In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

       NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE OBLIGATIONS OF THE BORROWER WHICH ARE EVIDENCED BY THIS NOTE (INCLUDING, WITHOUT LIMITATION, PRINCIPAL, INTEREST, ATTORNEYS' FEES AND LIABILITY FOR BREACH OF ANY AGREEMENT, WARRANTY OR COVENANT HEREUNDER OR UNDER THE STOCK PLEDGE AGREEMENT) ARE ABSOLUTELY NON-RECOURSE AS TO THE BORROWER, SUBJECT ONLY TO THE RIGHTS


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CUSIP No. 141834 10 1                                               Page 8 of 17



WHICH THE LENDER HAS PURSUANT TO THE STOCK PLEDGE AGREEMENT IN THE PLEDGED SECURITIES (AS DEFINED IN THE STOCK PLEDGE AGREEMENT) AND THE BORROWER SHALL NOT OTHERWISE BE LIABLE FOR THE OBLIGATIONS HEREUNDER OR UNDER THE STOCK PLEDGE AGREEMENT UPON THE OCCURRENCE OF A DEFAULT HEREUNDER OR AN EVENT OF DEFAULT UNDER THE STOCK PLEDGE AGREEMENT. WITH RESPECT TO THE OBLIGATIONS OF THE BORROWER HEREUNDER AND UNDER THE STOCK PLEDGE AGREEMENT, THE LENDER AGREES TO LOOK SOLELY TO THE PLEDGED SECURITIES, OR THE PROCEEDS THEREOF, FOR THE PAYMENT OF THE OBLIGATIONS OF THE BORROWER HEREUNDER OR UNDER THE STOCK PLEDGE AGREEMENT. THE BORROWER SHALL NOT BE LIABLE FOR ANY DEFICIENCY JUDGMENT.

       This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

       This Note is not assignable without the prior written consent of the Borrower.

       All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

       IN WITNESS WHEREOF, the undersigned Borrower has executed this instrument as of the day and year first above written.

                                   /s/ Ronald G. Farrell
                                   ---------------------------------------------
                                   RONALD G. FARRELL